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                                    RENT USA
                               Cash Flow Forecast
                           Jan 1 through Dec 31, 2000

                         Jan '00  Feb '00  Mar '00  Apr '00  May '00  Jun '00  Jul '00  Aug '00  Sep '00  Oct '00  Nov '00  Dec '00
                         Actual*  Actual*  Actual*  Forecast Forecast Forecast Forecast Forecast Forecast Forecast Forecast Forecast
                         -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Cash flows from operating
 activities
 Cash received from:
   New equipment sales          -        -   91,428        -   15,000  315,000  426,260  531,563  611,297  672,427  885,875  651,581
  Used equipment sales          -        -        -        -        -        -   55,000   63,250   72,738   83,648   85,321   81,055
  Rental                        -    1,150   36,181   39,799   45,769   52,635   65,793   82,242   94,578  108,765  110,940  105,393
  Others                        -        -    3,405    3,575    3,754    3,942    4,139    4,346    4,563    4,791    4,887    5,131
                         -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                                -    1,150  131,014   43,375   64,523  371,577  550,182  681,400  783,176  869,631  887,023  843,161
                         -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

Less cash paid for:
  Goods to be sold              -        -        -        -   13,000  280,350  280,473  473,091  544,054  598,460  610,428  579,907
  Selling expenses              -        -   24,643   33,830   38,904   44,740   55,924   69,906   80,391   92,450   94,299   89,584
  G & A expenses                -       63   19,819   22,792   26,211   30,142   34,663   39,863   45,842   52,719   53,773   56,462
  Interest expense              -        -    3,454   12,600   14,375   16,531   19,011   21,863   25,142   28,913   29,492   30,986
                         -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
                                -       63   47,916   69,121   92,459  371,763  488,071  504,722  695,430  772,542  787,993  756,919
                         -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

Net cash provided by
 operating activities           -    1,087   83,098  (25,747) (27,966)    (186)  62,111   76,678   87,746   97,089   99,031   86,241
                         -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Cash flow from financing
 activities
  Increase (decrease) in
   bank loans                   -        -        -        -        -        -        -        -        -        -        -        -
  Increase (decrease) in
   notes payable                -        -        -        -        -        -        -        -        -        -        -        -
  Increase (decrease) in
   stockholder loans       15,000        -        -        -        -        -        -        -        -        -        -        -
                         -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
 Net cash used for
  financing activities     15,000        -        -        -        -        -        -        -        -        -        -        -
                         -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

Net increase (decrease)
  in cash                  15,000    1,087   83,098  (25,747) (27,966)    (186)  62,111   76,678   87,746   97,089   99,031   86,241

Cash at beginning of month      -   15,000   16,067   99,185   73,438   45,472   45,286  107,397  184,075  271,821  368,910  487,941
                         -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Cash at end of month       15,000   15,087   99,185   73,438   45,472   45,286  107,397  184,075  271,821  368,910  467,941  554,182
                         ======== ======== ======== ======== ======== ======== ======== ======== ======== ======== ======== ========

* Represents unaudited prelimiary financial information

These projections generally assume a 15% increase in gross business beginning in June, 2000 through the end of the year, allowing for slighter increases during winter months when construction slows due to weather conditions.

The projections generally assume that the Registrant will do about 40% of its business from sales of new heavy construction equipment, 40% from rental of heavy construction equipment and the balance, sales of used equipment with a slight amount from other income sources.
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